Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Andrew Wamser (954) 769-7023 wamsera@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com
AutoNation Reports 2015 Fourth Quarter and Full Year Results

Fourth Quarter 2015 Results

•	Total revenue of $5.3 billion was up 6% compared to the year-ago period, increasing across all major business sectors

•
Adjusted EPS from continuing operations was $0.96, down 6% compared to fourth quarter 2014 EPS from continuing operations of $1.02. On a GAAP basis, fourth quarter 2015 EPS from continuing operations was $0.87.

Full Year 2015 Results

•
Adjusted EPS from continuing operations was $3.98, up 14% compared to full year 2014 adjusted EPS from continuing operations of $3.49. On a GAAP basis, full year EPS from continuing operations was $3.90 in 2015 compared to $3.53 in 2014.

•	Total revenue of $20.9 billion was up 9% compared to the year-ago period, increasing across all major business sectors; operating income of $873 million, an increase of 6% compared to 2014

•	During 2015, AutoNation closed on the acquisition of 22 stores, including 51 franchises, representing approximately $1 billion in annual revenue
FORT LAUDERDALE, Fla., (January 28, 2016) —AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported fourth quarter 2015 adjusted net income from continuing operations of $107 million, or $0.96 per share, compared to net income from continuing operations of $117 million, or $1.02 per share, for the same period in the prior year. Adjusted net income from continuing operations for the fourth quarter of 2015 excludes non-cash impairment charges related to franchise rights associated with certain of our Volkswagen stores of $9.6 million after-tax, or $0.09 per share. There were no adjusting items for the fourth quarter of 2014. On a GAAP basis, fourth quarter 2015 net income from continuing operations was $98 million, or $0.87 per share. Reconciliations of non-GAAP financial measures are included in the attached financial tables.
Fourth quarter 2015 revenue totaled $5.3 billion compared to $5.0 billion in the year-ago period, an increase of 6%, driven by stronger performance in all business sectors - new vehicles, used vehicles, parts and service, and finance and insurance. In the fourth quarter of 2015, AutoNation’s retail new vehicle unit sales increased 4% overall and 1% on a same store basis.
Fourth quarter 2015 gross profit of $812 million increased 4% as compared to $784 million in the year-ago period, driven by an increase of 11% in parts and service gross profit and an increase of 10% in finance and insurance gross profit as compared to the prior year.
Mike Jackson, Chairman, Chief Executive Officer and President said, “In the fourth quarter, new and used vehicle margins on a combined basis declined by $217 per vehicle retailed, or 11%, as compared to the fourth quarter of 2014. As of year-end, our new vehicle inventories increased 13% on a same store basis, as compared to the prior year, driven by a 49% increase in Premium Luxury inventories. We have begun, and will continue through the first quarter, to take the necessary steps to align our costs, inventory, and pricing strategy to adjust to the current market.”
Mr. Jackson added, “In 2016, we expect industry new vehicle unit sales will again exceed 17 million.”

Acquisitions
In November 2015, AutoNation completed the previously announced acquisition of 13 stores from Carl Gregory Enterprises, and in December 2015, AutoNation completed the acquisition of a Honda store in the Seattle-Bellevue, Washington market. For the full year 2015, AutoNation closed on the acquisition of 22 stores, including 51 franchises, representing approximately $1 billion in annual revenue.

Share Repurchase
During 2015, AutoNation repurchased 3.9 million shares of common stock for an aggregate purchase price of $235 million. As of January 27, 2016, AutoNation has approximately $296 million remaining Board authorization for share repurchase and 111 million shares outstanding.
Segment Results
Segment results(1) for the fourth quarter of 2015 were as follows:

Fourth Quarter 2015 Segment Results

•	Domestic – Domestic segment income(2) was $78 million compared to year-ago segment income of $74 million, an increase of 6%.

•	Import – Import segment income(2) was $71 million compared to year-ago segment income of $71 million.

•	Premium Luxury – Premium Luxury segment income(2) was $102 million compared to year-ago segment income of $113 million, a decrease of 9%.

Full Year 2015 Segment Results

•	Domestic – Domestic segment income(2) was $337 million compared to year-ago segment income of $285 million, an increase of 18%.

•	Import – Import segment income(2) was $311 million compared to year-ago segment income of $291 million, an increase of 7%.

•	Premium Luxury – Premium Luxury segment income(2) was $376 million compared to year-ago segment income of $366 million, an increase of 3%.

For the full year ended December 31, 2015, AutoNation reported adjusted net income from continuing operations of $453 million, or $3.98 per share, compared to adjusted net income from continuing operations of $415 million, or $3.49 per share, for the same period in the prior year, an improvement of 14% on a per-share basis. Adjusted net income from continuing operations for the full year 2015 excludes non-cash impairment charges related to franchise rights associated with certain of our Volkswagen stores of $9.6 million after-tax, or $0.08 per share, and for the full year 2014 excludes a net gain related to business/property dispositions of $5.0 million after-tax, or $0.04 per share. On a GAAP basis, net income from continuing operations was $444 million, or $3.90 per share, for 2015 compared to $420 million, or $3.53 per share, for 2014. Reconciliations of non-GAAP financial measures are included in the attached financial tables. AutoNation’s revenue for full year 2015, totaled $20.9 billion, up 9% compared to $19.1 billion for the same period in the prior year.
The fourth quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on January 28, 2016, through February 11, 2016 by calling (866) 403-7090 (password 5423).
Effective immediately, AutoNation will no longer disclose the monthly new vehicle unit sales it reports to automotive manufacturers. AutoNation will continue to disclose its sales performance in conjunction with its regular quarterly and annual earnings announcements.

(1)
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US (formerly Chrysler); the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

About AutoNation, Inc.
AutoNation is America’s largest automotive retailer, currently owning and operating 342 new vehicle franchises from coast to coast. AutoNation sold its 10 millionth vehicle in 2015, the first automotive retailer to reach this milestone. AutoNation is also the only automotive retailer to guarantee every vehicle retailed is recall-free. A commitment to delivering a peerless experience through customer-focused sales and service processes is what drives AutoNation’s success. In 2015, AutoNation committed $1,000,000 to support the Breast Cancer Research Foundation through its Drive Pink Campaign. AutoNation is transforming the automotive industry through bold leadership, technology and innovation.
Please visit investors.autonation.com, www.autonation.com, www.autonationdrive.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives and expectations for the future performance of our franchises and the automotive retail industry, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions, including conditions in the credit markets and changes in interest rates; new and used vehicle margins; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for pending acquisitions; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; our ability to identify open safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and adjusted earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue:
New vehicle	$3,144.0	$2,983.1	$11,995.0	$10,972.2
Used vehicle	1,153.8	1,105.2	4,768.7	4,385.7
Parts and service	778.3	729.3	3,082.8	2,822.5
Finance and insurance, net	216.3	196.5	868.7	750.8
Other	47.4	33.7	146.8	177.6
Total revenue	5,339.8	5,047.8	20,862.0	19,108.8
Cost of sales:
New vehicle	2,969.3	2,797.6	11,321.9	10,322.1
Used vehicle	1,078.1	1,016.6	4,415.0	4,025.1
Parts and service	439.7	423.9	1,744.8	1,625.9
Other	40.5	26.2	118.8	147.0
Total cost of sales	4,527.6	4,264.3	17,600.5	16,120.1
Gross profit	812.2	783.5	3,261.5	2,988.7
Selling, general, and administrative expenses	568.5	532.0	2,263.5	2,079.6
Depreciation and amortization	33.7	27.9	127.4	106.9
Franchise rights impairment	15.4	—	15.4	—
Other income, net	(5.8)	(2.9)	(17.9)	(18.6)
Operating income	200.4	226.5	873.1	820.8
Non-operating income (expense) items:
Floorplan interest expense	(16.2)	(13.7)	(58.3)	(53.3)
Other interest expense	(26.5)	(22.1)	(90.9)	(86.7)
Loss on debt extinguishment	—	(1.6)	—	(1.6)
Interest income	—	—	0.1	0.2
Other income (loss), net	1.4	(0.6)	(1.3)	2.9
Income from continuing operations before income taxes	159.1	188.5	722.7	682.3
Income tax provision	61.3	71.6	279.0	262.5
Net income from continuing operations	97.8	116.9	443.7	419.8
Loss from discontinued operations, net of income taxes	(0.3)	(0.2)	(1.1)	(1.1)
Net income	$97.5	$116.7	$442.6	$418.7
Diluted earnings (loss) per share*:
Continuing operations	$0.87	$1.02	$3.90	$3.53
Discontinued operations	$—	$—	$(0.01)	$(0.01)
Net income	$0.87	$1.02	$3.89	$3.52
Weighted average common shares outstanding	112.0	114.9	113.9	118.9
Common shares outstanding, net of treasury stock, at period end	110.8	113.3	110.8	113.3

*	Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2015	2014	$ Variance	% Variance	2015	2014	$ Variance	% Variance
Revenue:
New vehicle	$3,144.0	$2,983.1	$160.9	5.4	$11,995.0	$10,972.2	$1,022.8	9.3
Retail used vehicle	1,064.0	1,007.8	56.2	5.6	4,370.3	3,988.9	381.4	9.6
Wholesale	89.8	97.4	(7.6)	(7.8)	398.4	396.8	1.6	0.4
Used vehicle	1,153.8	1,105.2	48.6	4.4	4,768.7	4,385.7	383.0	8.7
Finance and insurance, net	216.3	196.5	19.8	10.1	868.7	750.8	117.9	15.7
Total variable operations	4,514.1	4,284.8	229.3	5.4	17,632.4	16,108.7	1,523.7	9.5
Parts and service	778.3	729.3	49.0	6.7	3,082.8	2,822.5	260.3	9.2
Other	47.4	33.7	13.7		146.8	177.6	(30.8)
Total revenue	$5,339.8	$5,047.8	$292.0	5.8	$20,862.0	$19,108.8	$1,753.2	9.2
Gross profit:
New vehicle	$174.7	$185.5	$(10.8)	(5.8)	$673.1	$650.1	$23.0	3.5
Retail used vehicle	77.7	89.9	(12.2)	(13.6)	358.4	363.2	(4.8)	(1.3)
Wholesale	(2.0)	(1.3)	(0.7)		(4.7)	(2.6)	(2.1)
Used vehicle	75.7	88.6	(12.9)	(14.6)	353.7	360.6	(6.9)	(1.9)
Finance and insurance	216.3	196.5	19.8	10.1	868.7	750.8	117.9	15.7
Total variable operations	466.7	470.6	(3.9)	(0.8)	1,895.5	1,761.5	134.0	7.6
Parts and service	338.6	305.4	33.2	10.9	1,338.0	1,196.6	141.4	11.8
Other	6.9	7.5	(0.6)		28.0	30.6	(2.6)
Total gross profit	812.2	783.5	28.7	3.7	3,261.5	2,988.7	272.8	9.1
Selling, general, and administrative expenses	568.5	532.0	(36.5)	(6.9)	2,263.5	2,079.6	(183.9)	(8.8)
Depreciation and amortization	33.7	27.9	(5.8)		127.4	106.9	(20.5)
Franchise rights impairment	15.4	—	(15.4)		15.4	—	(15.4)
Other income, net	(5.8)	(2.9)	2.9		(17.9)	(18.6)	(0.7)
Operating income	200.4	226.5	(26.1)	(11.5)	873.1	820.8	52.3	6.4
Non-operating income (expense) items:
Floorplan interest expense	(16.2)	(13.7)	(2.5)		(58.3)	(53.3)	(5.0)
Other interest expense	(26.5)	(22.1)	(4.4)		(90.9)	(86.7)	(4.2)
Loss on debt extinguishment	—	(1.6)	1.6		—	(1.6)	1.6
Interest income	—	—	—		0.1	0.2	(0.1)
Other income (loss), net	1.4	(0.6)	2.0		(1.3)	2.9	(4.2)
Income from continuing operations before income taxes	$159.1	$188.5	$(29.4)	(15.6)	$722.7	$682.3	$40.4	5.9
Retail vehicle unit sales:
New	85,740	82,549	3,191	3.9	339,080	318,008	21,072	6.6
Used	53,920	53,534	386	0.7	227,290	214,910	12,380	5.8
	139,660	136,083	3,577	2.6	566,370	532,918	33,452	6.3
Revenue per vehicle retailed:
New	$36,669	$36,137	$532	1.5	$35,375	$34,503	$872	2.5
Used	$19,733	$18,825	$908	4.8	$19,228	$18,561	$667	3.6
Gross profit per vehicle retailed:
New	$2,038	$2,247	$(209)	(9.3)	$1,985	$2,044	$(59)	(2.9)
Used	$1,441	$1,679	$(238)	(14.2)	$1,577	$1,690	$(113)	(6.7)
Finance and insurance	$1,549	$1,444	$105	7.3	$1,534	$1,409	$125	8.9
Total variable operations(1)	$3,356	$3,468	$(112)	(3.2)	$3,355	$3,310	$45	1.4

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015 (%)	2014 (%)	2015 (%)	2014 (%)
Revenue mix percentages:
New vehicle	58.9	59.1	57.5	57.4
Used vehicle	21.6	21.9	22.9	23.0
Parts and service	14.6	14.4	14.8	14.8
Finance and insurance, net	4.1	3.9	4.2	3.9
Other	0.8	0.7	0.6	0.9
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	21.5	23.7	20.6	21.8
Used vehicle	9.3	11.3	10.8	12.1
Parts and service	41.7	39.0	41.0	40.0
Finance and insurance	26.6	25.1	26.6	25.1
Other	0.9	0.9	1.0	1.0
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.6	6.2	5.6	5.9
Used vehicle - retail	7.3	8.9	8.2	9.1
Parts and service	43.5	41.9	43.4	42.4
Total	15.2	15.5	15.6	15.6
Selling, general, and administrative expenses	10.6	10.5	10.8	10.9
Operating income	3.8	4.5	4.2	4.3
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	70.0	67.9	69.4	69.6
Operating income	24.7	28.9	26.8	27.5

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2015	2014	$ Variance	% Variance	2015	2014	$ Variance	% Variance
Revenue:
Domestic	$1,770.8	$1,620.9	$149.9	9.2	$7,069.8	$6,359.5	$710.3	11.2
Import	1,726.1	1,662.8	63.3	3.8	7,037.2	6,717.8	319.4	4.8
Premium luxury	1,804.6	1,728.1	76.5	4.4	6,607.8	5,889.3	718.5	12.2
Total	5,301.5	5,011.8	289.7	5.8	20,714.8	18,966.6	1,748.2	9.2
Corporate and other	38.3	36.0	2.3	6.4	147.2	142.2	5.0	3.5
Total consolidated revenue	$5,339.8	$5,047.8	$292.0	5.8	$20,862.0	$19,108.8	$1,753.2	9.2

Segment income*:
Domestic	$78.1	$74.0	$4.1	5.5	$336.9	$285.0	$51.9	18.2
Import	70.8	71.3	(0.5)	(0.7)	311.4	291.3	20.1	6.9
Premium luxury	102.3	113.0	(10.7)	(9.5)	376.2	366.1	10.1	2.8
Total	251.2	258.3	(7.1)	(2.7)	1,024.5	942.4	82.1	8.7
Corporate and other	(67.0)	(45.5)	(21.5)		(209.7)	(174.9)	(34.8)
Add: Floorplan interest expense	16.2	13.7	2.5		58.3	53.3	5.0
Operating income	$200.4	$226.5	$(26.1)	(11.5)	$873.1	$820.8	$52.3	6.4
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	27,410	25,605	1,805	7.0	111,519	102,643	8,876	8.6
Import	38,631	37,691	940	2.5	157,868	154,066	3,802	2.5
Premium luxury	19,699	19,253	446	2.3	69,693	61,299	8,394	13.7
	85,740	82,549	3,191	3.9	339,080	318,008	21,072	6.6

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015 (%)	2014 (%)	2015 (%)	2014 (%)
Domestic:
Ford, Lincoln	15.0	15.2	16.0	16.4
Chevrolet, Buick, Cadillac, GMC	10.0	9.7	10.2	9.8
Chrysler, Jeep, Dodge, Ram	7.0	6.1	6.7	6.1
Domestic total	32.0	31.0	32.9	32.3
Import:
Honda	10.5	10.8	11.0	11.7
Toyota	18.3	18.4	18.8	19.3
Nissan	8.9	9.5	9.6	10.5
Other imports	7.3	7.0	7.1	6.9
Import total	45.0	45.7	46.5	48.4
Premium Luxury:
Mercedes-Benz	9.7	9.8	8.6	7.9
BMW	5.6	6.0	4.8	5.1
Lexus	3.2	3.4	2.9	2.8
Audi	2.0	2.0	2.0	1.6
Other premium luxury (Land Rover, Porsche)	2.5	2.1	2.3	1.9
Premium Luxury total	23.0	23.3	20.6	19.3
	100.0	100.0	100.0	100.0
.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Capital expenditures (1)	$78.7	$58.0	$266.9	$197.8
Cash paid for acquisitions (2)	$197.7	$191.8	$321.5	$205.2
Proceeds from exercises of stock options	$5.9	$5.6	$30.0	$35.1
Stock repurchases:
Aggregate purchase price	$26.0	$69.4	$235.1	$485.1
Shares repurchased (in millions)	0.4	1.4	3.9	9.4

Floorplan Assistance and Expense	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Variance	2015	2014	Variance
Floorplan assistance earned (included in cost of sales)	$30.7	$28.1	$2.6	$117.8	$106.2	$11.6
New vehicle floorplan interest expense	(15.6)	(12.9)	(2.7)	(55.3)	(50.6)	(4.7)
Net new vehicle inventory carrying benefit	$15.1	$15.2	$(0.1)	$62.5	$55.6	$6.9

Balance Sheet and Other Highlights	December 31, 2015	December 31, 2014
Cash and cash equivalents	$74.1	$75.4
Inventory	$3,612.0	$2,899.0
Total floorplan notes payable	$3,727.1	$3,097.2
Non-vehicle debt	$2,366.6	$2,128.4
Equity	$2,349.3	$2,072.1
New days supply (industry standard of selling days)	68 days	54 days
Used days supply (trailing calendar month days)	43 days	38 days

Key Credit Agreement Covenant Compliance Calculations (3)
Leverage ratio		2.32	x
Covenant	less than or equal to	3.75	x

Capitalization ratio		61.0%
Covenant	less than or equal to	70.0%

(1)	Includes accrued construction in progress and excludes property associated with capital leases entered into during the period.

(2)	Excludes capital leases.

(3)	Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended December 31,
	Net Income		Diluted Earnings Per Share**
	2015	2014	2015	2014
As reported	$97.5	$116.7	$0.87	$1.02
Discontinued operations, net of income taxes	0.3	0.2	$—	$—
From continuing operations, as reported	97.8	116.9	$0.87	$1.02
Franchise rights impairment	9.6	—	$0.09	$—
Adjusted	$107.4	$116.9	$0.96	$1.02

	Twelve Months Ended December 31,
	Net Income		Diluted Earnings Per Share**
	2015	2014	2015	2014
As reported	$442.6	$418.7	$3.89	$3.52
Discontinued operations, net of income taxes	1.1	1.1	$0.01	$0.01
From continuing operations, as reported	443.7	419.8	$3.90	$3.53
Franchise rights impairment	9.6	—	$0.08	$—
Net gain related to business/property dispositions	—	(5.0)	$—	$(0.04)
Adjusted	$453.3	$414.8	$3.98	$3.49

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
**	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2015	2014	$ Variance	% Variance	2015	2014	$ Variance	% Variance
Revenue:
New vehicle	$3,028.2	$2,966.8	$61.4	2.1	$11,576.5	$10,885.3	$691.2	6.3
Retail used vehicle	1,022.9	1,001.2	21.7	2.2	4,209.2	3,957.8	251.4	6.4
Wholesale	88.1	96.9	(8.8)	(9.1)	390.7	395.0	(4.3)	(1.1)
Used vehicle	1,111.0	1,098.1	12.9	1.2	4,599.9	4,352.8	247.1	5.7
Finance and insurance, net	209.9	195.5	14.4	7.4	846.1	745.6	100.5	13.5
Total variable operations	4,349.1	4,260.4	88.7	2.1	17,022.5	15,983.7	1,038.8	6.5
Parts and service	751.1	722.7	28.4	3.9	2,973.3	2,793.1	180.2	6.5
Other	47.4	33.5	13.9		146.7	176.3	(29.6)
Total revenue	$5,147.6	$5,016.6	$131.0	2.6	$20,142.5	$18,953.1	$1,189.4	6.3

Gross profit:
New vehicle	$167.2	$184.7	$(17.5)	(9.5)	$642.7	$646.0	$(3.3)	(0.5)
Retail used vehicle	74.7	89.4	(14.7)	(16.4)	346.3	359.6	(13.3)	(3.7)
Wholesale	(2.0)	(1.1)	(0.9)		(4.7)	(2.2)	(2.5)
Used vehicle	72.7	88.3	(15.6)	(17.7)	341.6	357.4	(15.8)	(4.4)
Finance and insurance	209.9	195.5	14.4	7.4	846.1	745.6	100.5	13.5
Total variable operations	449.8	468.5	(18.7)	(4.0)	1,830.4	1,749.0	81.4	4.7
Parts and service	326.1	302.2	23.9	7.9	1,285.7	1,182.5	103.2	8.7
Other	6.7	7.2	(0.5)		27.1	30.2	(3.1)
Total gross profit	$782.6	$777.9	$4.7	0.6	$3,143.2	$2,961.7	$181.5	6.1

Retail vehicle unit sales:
New	82,871	81,991	880	1.1	329,431	314,683	14,748	4.7
Used	52,013	53,137	(1,124)	(2.1)	220,538	212,731	7,807	3.7
	134,884	135,128	(244)	(0.2)	549,969	527,414	22,555	4.3

Revenue per vehicle retailed:
New	$36,541	$36,184	$357	1.0	$35,141	$34,591	$550	1.6
Used	$19,666	$18,842	$824	4.4	$19,086	$18,605	$481	2.6

Gross profit per vehicle retailed:
New	$2,018	$2,253	$(235)	(10.4)	$1,951	$2,053	$(102)	(5.0)
Used	$1,436	$1,682	$(246)	(14.6)	$1,570	$1,690	$(120)	(7.1)
Finance and insurance	$1,556	$1,447	$109	7.5	$1,538	$1,414	$124	8.8
Total variable operations(1)	$3,350	$3,475	$(125)	(3.6)	$3,337	$3,320	$17	0.5

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015 (%)	2014 (%)	2015 (%)	2014 (%)
Revenue mix percentages:
New vehicle	58.8	59.1	57.5	57.4
Used vehicle	21.6	21.9	22.8	23.0
Parts and service	14.6	14.4	14.8	14.7
Finance and insurance, net	4.1	3.9	4.2	3.9
Other	0.9	0.7	0.7	1.0
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	21.4	23.7	20.4	21.8
Used vehicle	9.3	11.4	10.9	12.1
Parts and service	41.7	38.8	40.9	39.9
Finance and insurance	26.8	25.1	26.9	25.2
Other	0.8	1.0	0.9	1.0
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.5	6.2	5.6	5.9
Used vehicle - retail	7.3	8.9	8.2	9.1
Parts and service	43.4	41.8	43.2	42.3
Total	15.2	15.5	15.6	15.6